Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-   ) pertaining to the Tamboran Resources Corporation 2024 Incentive Award Plan of our report dated May 3, 2024, with respect to the consolidated financial statements of Tamboran Resources Corporation included in its Registration Statement (Form S-1 Amendment No. 4) for the year ended June 30, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Sydney, Australia

June 28, 2024